EXHIBIT 11

                               AST RESEARCH, INC.
                        COMPUTATION OF NET LOSS PER SHARE
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                                                         Three Months Ended
                                                     ------------------------
                                                     September 30,  October 1,
(In thousands, except per share amounts)                 1995          1994
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Primary loss per share
----------------------

Shares used in computing primary loss per share:
  Weighted average shares of common stock outstanding    40,762      32,346
  Effect of stock options treated as common stock
   equivalents under the treasury stock method                -           -
                                                       --------    --------
    Weighted average common and common equivalent
     shares outstanding                                  40,762      32,346
                                                       --------    --------
Net loss                                               $(96,382)   $(39,406)
                                                       --------    --------
Loss per share - primary                               $  (2.36)   $  (1.22)
                                                       ========    ========


Fully diluted loss per share
----------------------------

Shares used in computing fully diluted loss per share:
  Weighted average shares of common stock outstanding 40,762 32,346 Effect of stock options treated as common stock
   equivalents under the treasury stock method                -           -
  Shares assumed issued on conversion of
   Liquid Yield Option Notes (LYONs)                          -           -
                                                       --------    --------
    Total fully diluted shares outstanding               40,762      32,346
                                                       --------    --------

Net loss - fully diluted loss per share:
  Net loss                                             $(96,382)   $(39,406)
  Adjustment for interest on LYONs, net of tax                -           -
                                                       --------    --------

Adjusted net loss                                      $(96,382)   $(39,406)
                                                       --------    --------

Loss per share - fully diluted                         $  (2.36)   $  (1.22)
                                                       ========    ========
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